      As filed with the Securities and Exchange Commission on June 2, 1999
                                                   Registration No. 333- _______


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          VERITAS SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   77-0507675
    (State of Incorporation)              (I.R.S. Employer Identification No.)

                            ------------------------

                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
           (Address of Principal Executive Office, Including Zip Code)

                            ------------------------

                  OPTIONS GRANTED UNDER 1985 STOCK OPTION PLAN
             OF VERITAS SOFTWARE CORPORATION, ASSUMED BY REGISTRANT

             OPTIONS GRANTED UNDER 1991 EXECUTIVE STOCK OPTION PLAN OF VERITAS SOFTWARE CORPORATION, ASSUMED BY REGISTRANT

                      OPTIONS GRANTED UNDER 1992 STOCK PLAN
             OF OPENVISION TECHNOLOGIES, INC., ASSUMED BY REGISTRANT

                           1993 EQUITY INCENTIVE PLAN
                        OF VERITAS SOFTWARE CORPORATION,
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                        1993 DIRECTORS STOCK OPTION PLAN
                        OF VERITAS SOFTWARE CORPORATION,
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                        OF VERITAS SOFTWARE CORPORATION,
              AND OPTIONS GRANTED THEREUNDER, ASSUMED BY REGISTRANT

                  OPTIONS GRANTED UNDER 1996 STOCK OPTION PLAN
                OF SEAGATE SOFTWARE, INC., ASSUMED BY REGISTRANT
                            (Full Title of the Plans)

                            ------------------------

                                   MARK LESLIE
                             CHIEF EXECUTIVE OFFICER
                          VERITAS SOFTWARE CORPORATION
                              1600 PLYMOUTH STREET
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
            (Name, Address and Telephone Number of Agent for Service)

                            ------------------------

                                   Copies to:
                              HORACE L. NASH, ESQ.
                              DARREN L. NUNN, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------
                                         Amount            Proposed Maximum        Proposed Maximum
Title of Securities to be                to be             Offering Price Per      Aggregate Offering           Amount of
     Registered                       Registered                  Share                  Price               Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock                        7,935,153(1)              $27.30(5)                $  216,629,676            $ 60,223

Common Stock                        5,199,900(2)              $ 9.99(6)                $   51,947,001            $ 14,441

Common Stock                        7,379,703(3)              $78.88(7)                $  582,110,972            $161,826

Common Stock                        2,942,187(4)              $78.88(7)                $  232,079,710            $ 64,518


   Total:                                                         --                   $1,082,767,359            $301,008(8)


FOOTNOTES

(1) Shares subject to outstanding options under the VERITAS Software Corporation 1985 Stock Option Plan, the VERITAS Software Corporation 1991 Executive Stock Option Plan, the OpenVision Technologies, Inc. 1992 Stock Plan, the VERITAS Software Corporation 1993 Equity Incentive Plan and the VERITAS Software Corporation 1993 Directors Stock Option Plan.

(2) Shares subject to outstanding options issuable upon exchange for options granted under the Seagate Software, Inc. 1996 Stock Option Plan.

(3) Shares reserved for issuance and not yet subject to options under the VERITAS Software Corporation 1993 Equity Incentive Plan and the VERITAS Software Corporation 1993 Directors Stock Option Plan.

(4) Shares reserved for issuance under the VERITAS Software Corporation 1993 Employee Stock Purchase Plan.

(5) Weighted average per share exercise price of outstanding options on May 28, 1999 under the plans referenced in footnote (1) above determined pursuant to Rule 457(h)(1) for the purpose of calculating the registration fee.

(6) Weighted average per share exercise price of outstanding options issuable upon exchange for options granted under the plan referenced in footnote (2) above determined pursuant to Rule 457(h)(1) for the purpose of calculating the registration fee.

(7) Average of the high and low trading prices of VERITAS Software Corporation common stock as reported on Nasdaq on May 25, 1999 determined pursuant to Rule 457(c) and Rule 457(h)(1) for the purpose of calculating the registration fee.

(8) Pursuant to Rule 457(b), $114,067 of the registration fee is offset by the filing fee previously paid by Registrant in connection with the filing on April 19, 1999 of its Registration Statement on Form S-4 (File No. 333-76531).

PART II. Information not required in the Registration Statement.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) The Registrant's Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (Commission File No. 333-76531), filed on April 19, 1999 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act")("Form S-4").


           (b) The description of the Registrant's Common Stock incorporated by reference in the Registrant's Registration Statement on Form 8-A filed with the Commission under
                     Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on June 1, 1999 ("Form 8-A"), including any amendment or report filed for the purpose of updating such description.


           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.


           Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


           Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

           As permitted by the Delaware General Corporation Law, the Registrant's restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

           As permitted by the Delaware General Corporation Law, the bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (ii) the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (iv) the rights conferred in the bylaws are not exclusive.

           The indemnification provisions in the bylaws and the indemnification agreements to be entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act. The Registrant intends to enter into indemnification agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's restated certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

           In connection with the acquisition by the Registrant of the Seagate Software Network & Storage Management Group business, the Registrant agreed to maintain indemnification provisions in its charter documents that are identical to provisions contained in the charter documents of the Registrant's predecessor corporation. The Registrant also agreed to honor in all respects each of the indemnity agreements that its predecessor entered into with its officers and directors before the acquisitions whether or not such persons continue in their positions with the Registrant and to use commercially reasonable efforts to maintain director and officer liability insurance with coverages similar to the coverages its predecessor maintained prior to the acquisition for at least six years after the effective time. These covenants are contained in the Amended and Restated Agreement and Plan of Reorganization attached as Appendix A to the Form S-4 under the heading "Indemnification and Insurance - VERITAS."


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.


Not Applicable

ITEM 8. EXHIBITS.

         4.01 Registrant's Restated Certificate of Incorporation, as amended (incorporated herein by reference to Exhibits 3.01 and 3.02 of the Form 8-A).

         4.02 Registrant's Bylaws (incorporated herein by reference to Exhibit 3.03 of the Form 8-A).

         4.03 VERITAS Software Corporation 1985 Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.01 of the VERITAS Software Corporation Registration Statement on Form S-1 (File No. 33-70726) filed with the Commission on October 22, 1993 ("1993 Form S-1")).

         4.04 VERITAS Software Corporation 1991 Executive Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.02 of the 1993 Form S-1).

         4.05 OpenVision Technologies, Inc. 1992 Stock Plan, as amended (incorporated herein by reference to Exhibit 10.02 of the OpenVision Technologies, Inc. Registration Statement on Form S-1 (File No. 333-01724) declared effective on May 7, 1996.

         4.06 VERITAS Software Corporation 1993 Equity Incentive Plan, as amended.

         4.07 VERITAS Software Corporation 1993 Employee Stock Purchase Plan, as amended.

         4.08 VERITAS Software Corporation 1993 Directors Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10.04 of the VERITAS Software Corporation Registration Statement on Form S-4 (File No. 333-23859) filed with the Commission on March 24, 1997).

         4.09         Seagate Software, Inc. 1996 Stock Option Plan, as amended.

          5.01        Opinion of Fenwick & West LLP.

         23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

         23.02        Consent of independent auditors.


         24.01        Power of Attorney (see page II-4).


ITEM 9. UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on the 1st day of June, 1999.


                                               VERITAS SOFTWARE CORPORATION



                                               By:  /s/ MARK LESLIE
                                                   ----------------------------
                                                   Mark Leslie
                                                   Chief Executive Officer and
                                                   Chairman of the Board




                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark Leslie, Ken Lonchar and Jay Jones, and each or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                            Title                                           Date
---------                                            -----                                           ----
PRINCIPAL EXECUTIVE OFFICER:

                                                     Chief Executive Officer and                     June 1, 1999
 /s/ MARK LESLIE                                     Chairman of the Board
-------------------------------------
Mark Leslie

PRINCIPAL FINANCIAL AND
PRINCIPAL ACCOUNTING OFFICER:
                                                     Senior Vice President, Finance and              June 1, 1999
 /s/ KENNETH LONCHAR                                 Chief Financial Officer
-------------------------------------
Kenneth Lonchar

ADDITIONAL DIRECTORS:

 /s/ FRED VAN DEN BOSCH
-------------------------------------                Director                                        June 1, 1999
Fred van den Bosch

 /s/ STEVEN BROOKS
-------------------------------------                Director                                        June 1, 1999
Steven Brooks

 /s/ TERENCE R. CUNNINGHAM
-------------------------------------                Director                                        June 1, 1999
Terence R. Cunningham

 /s/ WILLIAM H. JANEWAY
-------------------------------------                Director                                        June 1, 1999
William H. Janeway

 /s/ GREGORY B. KERFOOT
-------------------------------------                Director                                        June 1, 1999
Gregory B. Kerfoot

 /s/ STEPHEN J. LUCZO
-------------------------------------                Director                                        June 1, 1999
Stephen J. Luczo


-------------------------------------                Director                                        ______, 1999
Joseph D. Rizzi

 /s/ GEOFFREY W. SQUIRE
-------------------------------------                Director                                        June 1, 1999
Geoffrey W. Squire

                                  EXHIBIT INDEX



Exhibit No.    Description                                                          Page
-----------    -----------                                                          ----
   4.06        VERITAS Software Corporation 1993 Equity Incentive Plan, as
               amended.

   4.07 VERITAS Software Corporation 1993 Employee Stock Purchase Plan, as amended.

   4.09        Seagate Software, Inc. 1996 Stock Option Plan, as amended.

   5.01        Opinion of Fenwick & West LLP.

  23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02        Consent of independent auditors.

  24.01        Power of Attorney (see page II-4).